SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549








                             Form 8-K/A-2








                          CURRENT REPORT








                      Pursuant to Section 13
            of the Securities and Exchange Act of 1934


               Date of Report: December 17, 1996


          DATA SYSTEMS NETWORK CORPORATION
         (Exact Name of Registrant as Specified in Charter)


      MICHIGAN                          1-13424             38-2649874
     (State or Other Jurisdiction   (Commission      (I.R.S. Employer
     of Incorporation)                    File Number)      Identification No.)


        34705 W. 12 Mile Rd., Suite 300
        Farmington Hills, Michigan                          48331
        (Address of Principal Executive Offices)          (Zip Code)


      Registrant's telephone number, incl. area code:  (810) 489-7117



Item 2.  Acquisition of Assets.

         (a) Purchase of Assets. On September 12, 1996, Data Systems Network Corporation, a Michigan corporation ("DSNC") purchased certain tangible personal property, executory contracts and other assets (the "Acquired Assets") of Information Decisions, Incorporated, a Michigan corporation ("IDI") and System Constructs, Inc., a New York corporation ("SCI") (each a "Seller" and collectively, the "Sellers") used by the Sellers in the conduct of the business of the network systems integration division of SofTech, Inc., a Massachusetts corporation ("SofTech"), which is the sole shareholder of the
Sellers (the "Acquisition").    The Acquisition was made pursuant to the terms
and conditions of an Asset Purchase Agreement by and among DSNC, the Sellers and SofTech, dated as of September 12, 1996 (the "Agreement"). A copy of the Agreement is attached hereto as Exhibit 2.2. DSNC intends to continue to use the Acquired Assets in the network systems integration business.

     As consideration for the Acquired Assets, at the closing of the Agreement, DSNC paid $890,000, assumed certain liabilities of the Sellers and issued 540,000 shares of DSNC common stock to SofTech (collectively, the "Purchase Price"). The cash portion of the Purchase Price was financed through cash reserves on hand. The Purchase Price is subject to certain post-closing adjustments described in Section 2.2(c) and (d) of the Agreement.

         Pursuant to the Agreement, SofTech agrees not to sell or otherwise dispose of the shares of DSNC common stock received as part of the Purchase Price except as provided in the Registration Rights Agreement (defined below) and agrees to distribute such shares at the time and in the manner provided in the Registration Rights Agreement. After September 12, 1996 until the earlier of three years from that date or such time as SofTech shall have distributed or sold all such shares, SofTech agrees not to (i) acquire "beneficial ownership" (as such term is defined in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of DSNC common stock other than from DSNC,
(ii) participate in any "solicitation" of "proxies" (as such terms are used in the Exchange Act) to vote any voting securities of DSNC; (iii) form, join or participate in a "group" (as defined in the Exchange Act) or otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of DSNC; (iv) vote such shares other than in the same manner and proportion (whether for, against or abstaining on any proposal) as the other shareholders of DSNC vote shares with respect to any matter submitted to the shareholders of DSNC (or, if the board of directors of SofTech determines in good faith that its fiduciary duties so require, not to vote such shares in any manner on such a proposal); or (v) transfer voting rights with respect to such shares.



Item 7.  Financial Statements and Exhibits.

REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders and Board of Directors of SofTech, Inc.

     We have audited the accompanying consolidated balance sheets of Network Systems Group, a division of SofTech, Inc. as of May 31, 1996 and May 31, 1995 and the statements of operations and investment of parent and cash flows for the three years in the period ended May 31, 1996. These financial statements are the responsibility of Network Systems Group and SofTech, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     As discussed in Notes A and E, certain corporate expenses presented in the financial statements represent allocations of the cost of services provided to Network Systems Group by SofTech, Inc. As a result, the financial statements presented may not be indicative of the financial position or results of operations that would have been achieved had the Network Systems Group operated as a nonaffiliated entity.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Network Systems Group, a division of SofTech, Inc., as of May 31, 1996 and May 31, 1995, and the results of operations and cash flows for the three years in the period ended May 31, 1996 in conformity with generally accepted accounting principles.

     As discussed in Note F, on September 12, 1996, certain assets and liabilities of the Network Systems Group were sold to Data Systems Network Corporation.

                                                   /s/Coopers & Lybrand L.L.P.

Boston, Massachusetts
November 21, 1996


         (a) Financial Statements of Business Acquired.

              Network Services Group (a division of SofTech, Inc.)

                         Consolidated Balance Sheets
                                As of May 31,

                                        1996                 1995

Assets:
Current assets:
Accounts receivable (less allowance
  of $241,868 in 1996, and $42,254
  in 1995)                           $6,529,825       $8,912,185
Unbilled costs and fees                 685,973        1,146,738
Inventory                             1,602,737        1,518,672
Prepaid expenses and other assets       469,757          897,782
                                     ---------        ----------
Total current assets                  9,288,292       12,475,377

Property and equipment, at cost:

Data processing equipment             1,328,359        2,149,943
Office furniture                        845,136          898,772
Leasehold improvements                   69,290          179,906
Land and building                       513,540          500,000
                                     ---------           --------
Total property and equipment          2,756,325        3,728,621
Less accumulated depreciation
  & amortization                      1,397,210        2,218,309
                                     ---------          ---------
                                      1,359,115        1,510,312

Goodwill, net                         1,030,408        2,419,076
                                      ---------        ---------
                                     11,677,815       16,404,765
                                     ==========       ==========

Liabilities and Investment of Parent:

Current liabilities:
Accounts payable                    $1,799,283        $2,695,166
Accrued expenses                     1,010,718         1,512,614
Deferred maintenance revenue         1,311,463         1,066,201
                                     ---------         ---------
Total current liabilities            4,121,464         5,273,981
                                     ---------         ---------

Commitments and contingencies (Note D)

Investment of parent                 7,556,351        11,130,784
                                     ---------        ----------
                                   $11,677,815       $16,404,765
                                    ==========        ==========
The accompanying notes are an integral part of the consolidated financial statements.

               Network Services Group (a division of SofTech, Inc.)
                        Consolidated Statements Of Operations
                           And Investment Of Parent
                          For The Years Ended May 31,

                                  1996         1995          1994

Revenue:
  Products                     $20,730,048  $29,960,153   $11,442,062
  Services                       9,600,106    9,360,739     5,880,855
                                ----------   ----------    ----------
                                30,330,154   39,320,892    17,322,917

Cost of products sold           17,753,866   25,315,236     9,023,845
Cost of services provided        7,483,452    5,706,001     4,357,165
                                ----------   ----------     ---------
                                 5,092,836    8,299,655     3,941,907

Selling, general and
 administrative                  8,950,518     9,035,628     3,125,823
Loss on carrying value of
 goodwill                          700,000            0             0
                                 ---------      ---------     ---------

Income (loss) before income
 taxes                         (4,557,682)      (735,973)      816,084

Provision (benefit) for income
 taxes                             24,869       (113,928)      205,652
                               ----------      ----------     --------
Net income (loss)              (4,582,551)      (622,045)      610,432

Investment of parent company    1,008,118      7,299,526     1,193,930
Parent company investment, beginning
  of year                      11,130,784      4,453,303     2,648,941
                               ----------      ---------     ---------
Parent company investment,
  end of year                  $7,556,351     $11,130,784    $4,453,303
                               ==========      ==========     =========

The accompanying notes are an integral part of the consolidated financial statements.

                        Network Systems Group (a division of SofTech, Inc.)
                               Consolidated Statements of Cash Flows

                                      For the Years ended May 31,

                                              1996        1995        1994

Cash flows from operating activities:
Net income (loss)                        $(4,582,551)  $  (622,045)  $ 610,432

Adjustments to reconcile net income
 (loss) to net cash used by
  operating activities:
 Depreciation and amortization            1,398,557      1,195,347     607,168
 (Gain) loss on disposal of equipment         8,212        (24,773)      1,594
 Loss on carrying value of goodwill         700,000              0           0
Change in current assets and liabilities:
 Accounts receivable and unbilled
  costs and fees                          2,843,125     (5,664,144)(2,078,970)
 Inventory                                 (313,841)      (566,715)  (715,805)
 Prepaid expenses and other assets          506,237       (660,286)  (117,056)
 Accounts payable                          (895,883)     1,319,515    133,737
 Accrued expenses                          (580,108)       603,913    349,230
 Deferred maintenance revenue               245,262        329,221    328,007
                                          ---------     ----------  ---------
Total adjustments                         3,911,561    (3,467,922) (1,492,095)
                                          ---------     ----------  ---------
Net cash used by operating activities     (670,990)    (4,089,967)   (881,663)
                                          ---------     ----------   ---------

Cash flow from investing activities:
 Capital expenditures                     (342,448)     (711,246)   (386,084)
 Proceeds from sale of capital equipment     5,320        21,569      73,817
 Payments for the purchase of CCS and SCI      0      (2,519,882)          0
                                         ---------    -----------   ---------
Net cash used by investing activities     (337,128)  (3,209,559)   (312,267)
                                         ---------    -----------   ---------
Cash flows from financing activities:
 Cash provided by parent company         1,008,118     7,299,526   1,193,930
                                         ---------     ----------  ---------
Net cash provided from financing
 activities                              1,008,118     7,299,526   1,193,930
Net change in cash and cash
 equivalents                              $ -0-         $ -0-          $ -0-
                                         =========     ==========  ==========

The accompanying notes are an integral part of the consolidated financial statements.


NETWORK SYSTEMS GROUP, a division of SofTech, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

A.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

	PRINCIPLES OF CONSOLIDATION AND BASIS OF PRESENTATION:

	The Network Systems Group (the "Division") is a division of SofTech, Inc. ("SofTech"). The consolidated financial statements of the Division include the accounts of Information Decisions, Inc. (IDI) and System Constructs, Inc.
(SCI). These financial statements present the Division's results of operations and its financial condition as it operated as a Division of SofTech. The financial statements for the fiscal years ended May 31, 1996, 1995 and 1994 exclude certain corporate expenses associated with SofTech for its financing and working capital needs and certain personnel. As a result, the financial statements presented may not be indicative of the results that would have been achieved had the Division operated as a non-affiliated entity.

	Operating losses from inception through the effective date of the sale of assets on September 12, 1996, have been recorded as a reduction in the net balance advanced to the Company in accordance with the terms described in Note E. Refer to Note F for a description of the sale of the Division to Data Systems Network Corporation.

	INDUSTRY SEGMENT AND SIGNIFICANT CUSTOMER:

	The Division operates in one industry segment and is engaged in the development and sale of custom software for computer applications, the sale and integration of computer systems, and the marketing of software products under licensing agreements. Revenue from a single customer accounted for approximately $15,600,000 in 1996, $12,300,000 in 1995, and $7,100,000 in
1994.

	CASH:

	SofTech has funded all of the Division's operations to date through its corporate cash balances. Accordingly, no current cash balances are presented in the accompanying financial statements.

	INVENTORIES:

	Inventories consist of equipment purchased for resale and service parts and are stated at the lower of cost (first-in, first-out method) or market.


NETWORK SYSTEMS GROUP, a division of SofTech, Inc.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (continued)


PROPERTY AND EQUIPMENT:

	Property and equipment are stated at cost. The Company provides for depreciation and amortization on a straight-line basis over the following estimated useful lives:

								Estimated
								Useful Lives

Data processing equipment					3-5 years
Office furniture							       5-10 years
Leasehold improvements		      Lesser of useful life or life of lease
Building								              20 years

	Depreciation expense was approximately $480,000, $390,000, and $140,000 for fiscal 1996, 1995 and 1994, respectively.

	Maintenance and repairs are charged to expense as incurred; betterments are capitalized.  At the time fixed assets are retired, sold, or otherwise disposed of, the related costs and accumulated depreciation are removed from the accounts.  Any resulting gain or loss on disposal is credited or charged to income.

	INCOME TAXES:

	All of the Company's operations are included in the SofTech federal consolidated income tax returns. The income taxes for the Division have been determined on a stand alone basis following Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS No. 109) for financial reporting purposes. Under SFAS No. 109 deferred taxes are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year.

	REVENUE RECOGNITION:

	Revenue from computer system sales is recognized upon shipment, or installation and acceptance, if significant performance obligations remain. On certain long-term contracts, the percentage of completion method is used for recording revenue. When the current estimate indicates a loss, provision is made for the total anticipated loss. Revenue from software maintenance agreements and service contracts are deferred and amortized into income over the maintenance support period. Other service revenue is recognized when the services are performed and the revenue is earned.

	GOODWILL:

	Goodwill represents the excess of cost over the fair value of tangible assets acquired and is amortized using the straight-line method over periods not to exceed eight years, subject to periodic review of impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The unamortized excess of cost over fair value of tangible assets acquired through business combination was $1,030,000, $2,419,000 and $1,299,000 at May 31, 1996, 1995 and 1994, respectively.
Accumulative amortization of theseintangible assets was $3,408,000, $2,020,000 and $1,355,000 at May 31, 1996, 1995 and 1994, respectively. The
Division has recorded a reduction in the carrying value of the goodwill, at May 31, 1996, amounting to $700,000 due to impairment. The reduction was based on the loss incurred on the sale of the Network Systems Group (see
Note F).

	RISKS AND UNCERTAINTIES:

	The preparation of financial statements in conformity with generally accepted accounting  requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Actual results could differ from those estimates.

	NET LOSS PER COMMON SHARE:

	Net loss per share has not been presented since the Network Systems Group operated as a Division of SofTech during the periods presented in the accompanying financial statements.

B.	INCOME TAXES:

	The provision (benefit) for income taxes includes the following:

For the Years ended May 31,  (in thousands)		   1996		 1995		1994
Current:
                                 Federal						$  ---		$(512)		$ 63
                          State and local					   25		   286		   78
                                        						   25	 	 (226)		 141
                                Deferred						   ---		  112		   65
						                                         	$ 25		$(114)		$206


The Company's effective tax rates were 1% in 1996, (15)% in 1995 and 25% in 1994. Reconciliations of the federal statutory rates to the effective rates were as follows:

For the Years ended May 31,				1996		1995		1994
Statutory rate		          				(34)%		(34)%		 34%
State and local taxes					      1		   39	  	 10
Other							                    2		   --		   1
Use of NOL's						              --		 (29)		 (20)
Valuation reserve				         	 32	  --		   --
Effective tax rates					        1%	 	(15)%		25%


Deferred tax assets (liabilities) were comprised of the following at May 31:

(in thousands)			                        			1996		1995	  	1994
Deferred tax assets (liabilities):
	Depreciation				                      	$    14		$    5		$  --
	Inventory and receivables			               105		    11		   --
	Vacation					                               70		    50	    24
	Difference in book and tax bases of
	   assets of acquired businesses	    		 (    30)   (209)		 --
	Valuation allowance				                  (  159)		    --	  --
	Net deferred tax liability			     	$        ---  	$(153)	$  24

	Due to the uncertainty surrounding the realization of certain favorable tax attributes in future tax returns, the Division has established a valuation reserve against a portion of the otherwise recognizable deferred tax assets.

D.	COMMITMENTS:

	The Company conducts its operations in facilities leased through 1999. Rental expense for fiscal years 1996, 1995 and 1994 was approximately
$514,000, $558,000 and $286,000, respectively.	At May 31, 1996, minimum
annual rental commitments under noncancellable leases were as follows:

	Fiscal Year
	1997		$404,182
	1998		$336,694
	1999		$103,520

E.	ALLOCATIONS FROM SOFTECH, INC.:

	Since the Division's inception, administrative support services have been provided by SofTech. For these services, the Division was charged $3.1 million, $2.8 million and $1.6 million for the years ended May 31, 1996, 1995 and 1994, respectively. These charges represent an allocation of the Division's proportionate share of SofTech's consolidated corporate overhead costs using formulas which management believes are reasonable based upon the Division's use of such services. All other costs during fiscal 1996, 1995, and 1994, including payroll costs, are directly attributable to the Division and have been paid by SofTech for the Division.


F.	SUBSEQUENT EVENT:

	On September 12, 1996, SofTech completed the sale of the Division to Data Systems Network Corporation (DSN). Data Systems purchased certain assets and assumed certain liabilities of the Division with a net book value of approximately $200,000 in exchange for $890,000 in cash and 540,000 shares of DSN common stock. The tangible assets acquired totaled approximately $1.7 million and were primarily composed of fixed assets and service inventory for maintaining the NSG installed base of hardware and software expenses with a total book value of about $1.5 million. In addition, Data Systems assumed all NSG lease obligations. SofTech retained NSG assets that had a tangible book value of approximately $5.0 million, composed primarily of accounts receivable and inventory. For the fiscal year ended May 31, 1996, SofTech recorded an estimated loss of $700,000 on the sale of the Division.

         (b) Pro Forma Financial Information.

The following unaudited pro forma financial statements were prepared to illustrate the effects of the acquisition as if it had occurred on January 1, 1995. The pro forma adjustments are based on the available information and upon certain assumptions the Company believes are reasonable. The pro forma financial statements do not purport to represent what the Company's financial statements would actually have been if such transaction in fact had occurred on January 1, 1995, or to project the Company's financial statements for any future period. The information below reflects the elimination of recorded goodwill as well as the elimination of certain administrative expenses which were deemed to be duplicative.


                             		 Proforma Balance Sheet Data
                                 as of September 30, 1996
                                     (in thousands)

                                    			DSNC		Network 	Adjustments	  Total
				                                        	Systems
                                              Group
Assets:
Current assets                      $11,042	   $10,161			         	$21,203
Other assets                           7,933     2,939  $(3,500)     7,372
                                    --------   --------  -------    ------
Total assets                          18,975	   13,100		 (3,500)	   28,575
                                    =======	   =======	 =========	 =======

Liabilities:
Current liabilities             	     12,798	    4,150	             16,948
Other liabilities                        100					                      100
                                 ------------	----------------	-------------
Total liabilities                      12,898	    4,150	            17,048

Equity                                  6,077	    8,950	 (3,500)    11,527
                                ------------- ---------- ---------- ---------
Total liabilities & equity            $18,975	  $13,100	$(3,500)    $28,575
                               			  =======	    =======	 =======	    ======


                                  Data Systems Network Corporation
                                  Proforma Statement of Operations
                                      For the nine months ended
                                          September 30, 1996
                                            (in thousands)

                                     	 			DSNC		Network		Adjustments	Total
                                          						Systems
                                                 Group

Revenue                                   $17,688	  $22,643	    0     $40,331
Cost of revenue                            14,552		  19,885	 	  0      34,437
                                          --------		---------	------ -------
Gross profit                                3,136		   2,758	     0	     5,894

Selling expense                             1,932		   3,914		    0 	    5,846
General & administrative expense            1,463	  	 1,686		$(1,686)   1,463
Amortization of goodwill                        0         0       89       89
                                         --------	  -------- --------   -----
Income (loss) from operations               (259)    (2,842)   1,597   (1,504)

Other income(expense)                        188          0       0        188
                                        --------		--------- ---------  --------
Income(loss) before  income taxes
  and extraordinary item 		                  (71)    (2,842)	 1,597     (1,316)
Income taxes			                                0          0       0          0
				                                    --------   ---------		-------   -------
Income before extraordinary items    	       (71)    (2,842)  1,597     (1,316)

Extraordinary items                          (89)                          (89)
                                        ---------   --------  -------   ------
Net income(loss)                          $ (160)	  $(2,842) $1,597    $(1,405)
                                        =========   ========  =======  =======
Loss per share                                     						              $ (0.43)
										                                                              ======

                     Pro Forma Statement of Operations
                           for the Year Ended
                           December 31, 1995

                                          				DSNC		Network		Adjustments	Total
                                              						Systems
                                                    Group

Revenues			                                $30,507		$37,912			        	$68,419
Cost of revenues			                         27,933	  30,986        			  58,919
				                                    ----------		--------		--------- ------
				                                         2,574    6,926			      	    9,500

Selling expenses                      			    1,923	   5,904		      		    7,827
General and administrative
  expenses			                                1,306   1,950		   (1,950)   1,306

Amortization of goodwill                                          133      133
                                          ---------  --------  --------  -----
				Income (loss) from operations	            (655)   (928)     1,950      367

Other income (expense)		                      (280)      0          0     (280)
				                                    -----------	-----------	------- -------
Income before income taxes
  and extraordinary item		                    (935)	  (928)     1,950	      87

Extraordinary item		                           322		     0          0      322
			                                     	---------	--------	   ------- -------
Net income (loss)			                         $(613) $ (928)		 $ 1,950	   $ 409
				                                         =======	======= 	=======	========
Earnings per share		                                         						      $0.13
										                                                             =======

         (c) Exhibits.

2.2 Asset Purchase Agreement, dated September 12, 1996, by and among DSNC, IDI, SCI and SofTech, previously provided with original current report on Form 8-K, filed September 27, 1996. Schedules to the Agreement, listed on pp iii-iv of the Table of Contents of the Agreement, were not filed, but will be provided to the Commission supplementally upon request.

10.17 Registration Rights Agreement, dated as of September 12, 1996, made and entered into by DSNC and SofTech, previously provided with original current report on Form 8-K filed September 27, 1996.


                            SIGNATURES
         Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               DATA SYSTEMS NETWORK CORPORATION
Date:  December 17, 1996
      /s/ Philip M. Goy
                               By: Philip M. Goy

                          Its: Chief Financial Officer